Exhibit 99.1

May 28, 2025

Oragenics, Inc. Announces One-for-Thirty Reverse Stock Split

SARASOTA, FL. (May 28, 2025) – Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”), a biotech company advancing innovative treatments for brain-related health conditions, today announced that its Board of Directors (the “Board”) on May 27, 2025 approved a One-for-Thirty (1-for-30) reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the Company’s common stock is expected to begin trading on a split-adjusted basis when the markets open on June 3, 2025.

As a result of the Reverse Stock Split, every 30 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of holders. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share on a per shareholder basis. Proportionate adjustments will be made to (i) shares of common stock issuable upon exercise or conversion of all issued and outstanding options, warrants and convertible securities of every kind, and (ii) shares outstanding and authorized for issuance under the Company’s 2021 Equity Incentive Plan, as amended. The Reverse Stock Split will not affect the par value of the common stock, nor the number of authorized but unissued shares of common stock, nor the Company’s authorized preferred stock, except, with regard to the preferred stock, to affect, where applicable, the conversion rates of outstanding shares of preferred stock.

The Board approved the Reverse Stock Split ratio after the Company’s shareholder approved providing the Board with authority to enact a reverse stock split in a ratio between one-for-five and one-for-fifty. The Company anticipates that the effective time of the Reverse Stock Split will be 12:01 a.m. Eastern Time on June 3, 2025, with the common stock trading on a post-split basis when the market opens on June 3, 2025 under the existing trading symbol “OGEN” with a new CUSIP number, 684023 609. The Reverse Stock Split will increase the market price per share of the Company’s common stock.

Commenting on the matter, Chief Executive Officer, Ms. Janet Huffman, stated: “The reverse split reinforces our commitment to strengthening our capital markets presence. By increasing our share price and reducing share count, we believe we’ll be better aligned with the expectations of long-term, quality-focused investors who share our vision for transforming neurological care.”

The Company’s transfer agent, Continental Stock Transfer & Trust, will provide instructions to shareholders regarding the process for exchanging shares. Continental Stock Transfer & Trust can be reached by phone at (917) 262-2378 or mail at 1 State Street, 30th Floor, New York, NY 10004-1561.

About Oragenics, Inc.

Oragenics is a is a clinical-stage biotechnology company focused on developing breakthrough treatments for neurological disorders. The company’s lead asset, ONP-002, is an innovative intranasal therapy designed to address the unmet medical need in concussion treatment. Oragenics is committed to pioneering new approaches in neuroscience to improve patient outcomes. For more information, visit www.oragenics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, those described in our Form 10-K and other filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, circumstances should change, except as otherwise required by law.

Investor Contact

Rich Cockrell
404.736.3838
ogen@cg.capital